Exhibit 13.1

CERTIFICATION PERSUANT TO 18 U.S.C. & 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Interim President and Chief Executive Officer of Royal Standard Minerals Inc., certifies that, to the best of his knowledge and belief, the annual report on Form 20-F for the fiscal year ended January 31, 2013, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Royal Standard Minerals Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: June 14, 2013

/s/ Philip Gross
Philip Gross
Interim President and Chief Executive Officer